EXHIBIT 99.2
Explanation of Responses:

(1)
Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) sold by the following entities:  2,361,640 shares sold by Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”); 1,599,175 shares sold by Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”); 279,344 shares sold by Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”); 1,636,992 shares sold by THL Equity Fund VI Investors (VNU), L.P.; 17,099 shares sold by THL Equity Fund VI Investors (VNU) II, L.P.; 25,141 shares sold by THL Equity Fund VI Investors (VNU) III, L.P.; 88,220 shares sold by THL Equity Fund VI Investors (VNU) IV, LLC; 4,332 shares sold by THL Coinvestment Partners, L.P.; 12,053 shares sold by Putnam Investments Holdings, LLC; and 12,047 shares sold by Putnam Investments Employees’ Securities Company III LLC.

The reporting person is the general partner of THL Advisors (Alternative) VI, L.P. (“Advisors VI”), which in turn is the general partner of each of Alternative Fund VI, Alternative Parallel VI, Alternative DT VI, THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P. and THL Equity Fund VI Investors (VNU) III, L.P. and the managing member of THL Equity Fund VI Investors (VNU) IV, LLC.  THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC and Putnam Investments Employees’ Securities Company III LLC are each contractually obligated to coinvest (and dispose of securities) alongside Alternative Fund VI on a pro rata basis.

(2)
Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) sold by the following entities:  1,442,693 shares sold by Thomas H. Lee (Alternative) Fund V, L.P. (“Alternative Fund V”); 374,321 shares sold by Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”); 19,879 shares sold by Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”); 27,961 shares sold by Thomas H. Lee Investors Limited Partnership; 11,421 shares sold by Putnam Investments Holdings, LLC; 9,806 shares sold by Putnam Investments Employees’ Securities Company I LLC; and 8,754 shares sold by Putnam Investments Employees’ Securities Company II LLC.

Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”) is the general partner of THL Advisors (Alternative) V, L.P. (“Advisors V”), which in turn is the general partner of each of Alternative Fund V, Alternative Parallel V, and Alternative Cayman V.  THL Coinvestment Partners, L.P, Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC are each contractually obligated to coinvest (and dispose of securities) alongside Alternative Fund V on a pro rata basis.   Therefore, the reporting person may be deemed to beneficially own the shares of the Issuer owned directly by each of these entities.

(3)
The reporting person disclaims beneficial ownership of all such shares, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein.

(4)	This amount represents the $30.25 secondary public offering price per share of the Issuer's common stock less the underwriting discount of $1.134 per share.